Universal Institutional Funds, Inc.
- Growth Portfolio
Item 77O- Transactions effected
pursuant to Rule 10f-3

Securities Purchased:	Groupon Inc.
Purchase/Trade Date:	11/3/2011
Size of Offering/shares: 35,000,000
Offering Price of Shares: $20.00
Amount of Shares Purchased by Fund:
12,222 shares
Percentage of Offering Purchased by
Fund: 0.035
Percentage of Fund's Total Assets:
0.27
Brokers: Morgan Stanley, Goldman,
Sachs & Co., Credit Suisse
Purchased from:  Goldman Sachs

Securities Purchased:	Linkedin Corp.
Class A Common Stock
Purchase/Trade Date:	11/16/2011
Size of Offering/shares: 8,750,000
shares
Offering Price of Shares: $71.000
Amount of Shares Purchased by Fund:
3,982 shares
Percentage of Offering Purchased by
Fund: 0.046
Percentage of Fund's Total Assets:
0.32
Brokers: Morgan Stanley, BofA Merrill
Lynch, JP Morgan, Allen & Company LLC,
UBS Investment Bank
Purchased from:  JP Morgan

Securities Purchased:	 Zynga Inc.
Purchase/Trade Date:	 12/15/2011
Size of Offering/shares: 100,000,000
shares
Offering Price of Shares: $10.000
Amount of Shares Purchased by Fund:
49,873 shares
Percentage of Offering Purchased by
Fund: 0.050
Percentage of Fund's Total Assets:
0.61
Brokers:  Morgan Stanley, Goldman,
Sachs & Co., BofA Merrill Lynch, Barclays
Capital, J.P. Morgan, Allen & Company LLC
Purchased from:  Goldman Sachs